BOOKS-A-MILLION, INC.
DIRECTORS' DEFERRED COMPENSATION PLAN
Effective as of September 1, 2005

     The Books-A-Million, Inc. Directors' Deferred Compensation Plan (as it may be amended from time to time, the "Plan") has been adopted by Books-A-Million, Inc., a corporation organized under the laws of the state of Delaware (the "Company"), effective as of September 1, 2005 (the "Effective Date"), for the benefit of its eligible non-employee directors.

ARTICLE I.

DEFINITIONS

     Section 1.1 "Account" shall mean the bookkeeping account created by the Company pursuant to Article III of this Plan in accordance with an election by a Director to receive deferred compensation under Article II hereof.

     Section 1.2 "Board" shall mean the Board of Directors of the Company.

     Section 1.3 "Change in Control" shall mean any change in the ownership or effective control of the Company, or in the ownership of a substantial portion of the assets of the Company, as described in Section 409A(a)(2)(A)(v) of the Code or any other "Change in Control Event" as defined in accordance with Department of Treasury guidance promulgated pursuant to Section 409A, including without limitation Notice 2005-1 and such other interpretive guidance as may be issued after the Effective Date.

     Section 1.4 "Code" shall mean the Internal Revenue Code of 1986, as amended.

     Section 1.5 "Common Stock" shall mean the common stock of the Company, par value $0.01 per share.

     Section 1.6 "Company" shall have the meaning set forth in the recitals hereto.

     Section 1.7  "Deferral  Election  Form" shall have the meaning set forth in
Section 2.3.

     Section 1.8 "Deferred Cash Account" shall mean the Account created by the Company pursuant to Article III of this Plan in accordance with an election by a Director to treat a portion of Deferred Fees as invested in an interest bearing account pursuant to Article II hereof.

     Section  1.9  "Deferred  Fees"  shall have the meaning set forth in Section
3.1.

     Section 1.10 "Deferred Stock Unit Account" shall mean the Account created by the Company pursuant to Article III of this Plan in accordance with an election by a Director to treat a portion of Deferred Fees as invested in Common Stock pursuant to Article II hereof.

     Section 1.11 "Deferred Stock Unit" shall mean the right of a Director to receive one share of Common Stock upon a distribution of his Account in accordance with Article IV.

     Section 1.12 "Director" shall mean a member of the Board who is not an employee of the Company or any of its subsidiaries.

     Section 1.13 A Director shall be shall be "Disabled" if such Director (a) is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, or (b) is, by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, receiving income replacement benefits for a period of not less than 3 months under an accident and health plan covering employees of the Company. The Board shall have full and final authority, which shall be exercised in its discretion, to determine conclusively whether a Director is Disabled, and shall make such determination consistent with Section 409A.

     Section  1.14  "Dividend  Equivalent"  shall have the  meaning set forth in
Section 3.2(b).

     Section 1.15 "Effective Date" shall have the meaning set forth in the recitals hereto.

     Section 1.16 "Fair Market Value" means, as of any given date, (a) if Common Stock is traded on an exchange, the closing price of a share of Common Stock as reported in the Wall Street Journal for the first trading date immediately prior to such date during which a sale occurred; or (b) if Common Stock is not traded on an exchange but is quoted on NASDAQ or a successor or other quotation system,
(i) the last sales price (if Common Stock is then listed as a National Market Issue under the NASD National Market System) or (ii) the mean between the closing representative bid and asked prices (in all other cases) for the Common Stock on the date immediately prior to such date on which sales prices or bid and asked prices, as applicable, are reported by NASDAQ or such successor quotation system; or (c) if Common Stock is not publicly traded, the fair market value established by the Board acting in good faith.

     Section 1.17 "Fees" shall mean amounts payable to a Director for serving as a member of the Board, including without limitation any (a) annual or other periodic retainer payments; (b) fees payable for meeting attendance; (c) fees payable for committee membership; and (d) fees payable for Board or committee chairmanship.

     Section 1.18 "Fund" shall have the meaning set forth in Section 3.5.

     Section 1.19 "Interest" shall mean simple interest credited to a Director's Deferred Cash Account as of each Interest Credit Date. The rate of Interest shall be equal to the interest rate on 10-year United States Treasury Notes as of the applicable Interest Credit Date.

     Section 1.20 "Interest Credit Date" shall mean the date next following the end of each calendar year which is determined by the Board and as of which Interest is credited to each Director's Account.

     Section 1.21 "Plan" shall have the meaning set forth in the recitals hereto.

     Section 1.22 "Plan Year" shall mean calendar year.

     Section 1.23 "Section 409A" shall mean Section 409A of the Code and Department of Treasury regulations and other interpretive guidance issued thereunder, including without limitation Notice 2005-1 and any regulations or other interpretive guidance as may be issued after the Effective Date.

     Section 1.24 "Separation from Service" of a Director means his or her "separation from service," with respect to the Company, within the meaning of
Section 409A(a)(2)(A)(i) of the Code, as determined by the Secretary of the Treasury. The Board shall have full and final authority, which shall be exercised in its discretion, to determine conclusively whether a Director has had a "Separation from Service," and the date of such "Separation from Service."

     Section 1.25 A Director shall be a "Specified Employee" if such Director is a key employee (as defined in Section 416(i) of the Code without regard to paragraph (5) thereof) of the Company and the Company has any stock that is publicly traded on an established securities market or otherwise, as determined in accordance with Section 409A (including without limitation Section 409A(a)(2)(B)(i) of the Code).

     Section 1.26 "Unforeseeable Emergency" shall mean a severe financial hardship to the Director resulting from an illness or accident of the Director, the Director's spouse, or a dependent (as defined in Section 152(a) of the Code) of the Director, loss of the Director's property due to casualty, or other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Director. The Board shall have full and final authority, which shall be exercised in its discretion, to determine conclusively whether a Director has experienced an "Unforeseeable Emergency," and shall make such determination consistent with Section 409A.

ARTICLE II.

ELECTION TO DEFER

     Section 2.1 Initial Elections. A Director may elect, on or before December 31 of any Plan Year, to defer payment of all or a specified part of all Fees earned during the Plan Year following such election (and, to the extent set forth in Section 2.2, in any succeeding Plan Years until the Director ceases to be a Director); provided, however, that with respect to Plan Year 2005 a Director may elect, within thirty (30) days after the Effective Date, to defer all or a specified part of all Fees payable with respect to services rendered after the date of the Director's initial election. Any person who shall become a Director during any Plan Year, and who was not a Director of the Company on the preceding December 31, may elect, no later than thirty (30) days after the Director's term begins, to defer payment of all or a specified part of such Fees payable with respect to services rendered during the remainder of such Plan Year (and, to the extent set forth in Section 2.2, for any succeeding Plan Years until the Director ceases to be a Director). Any Fees deferred pursuant to this Paragraph shall be paid to the Director at the time(s) and in the manner specified in Article IV hereof, as designated by the Director.

     Section 2.2 Subsequent Elections. With respect to Plan Years following Plan Year 2005, if a Director fails to submit a Deferral Election Form by December 31 of the Plan Year immediately prior to such Plan Year, the amount of the deferral election for such Plan Year shall be zero; provided, however, that, to the extent permitted by Section 409A, a Deferral Election Form may provide that that the election shall continue from Plan Year to Plan Year unless the Director terminates it by written request delivered to the Company's Secretary prior to the commencement of the Plan Year for which the termination is first effective.

     Section 2.3 Deferral Election Form. The election to participate in the Plan, manner of payment and investment election shall be designated by submitting a deferral election form in substantially the form attached hereto as Exhibit A (as it may be revised from time to time, the "Deferral Election Form") to the Company's Secretary.

     Section 2.4 Limitations on Re-Deferrals. In the event that a Deferral Election Form permits, under a subsequent election by the Director to delay a distribution, or to change the form of distribution, such subsequent election shall satisfy the requirements of Section 409A (including without limitation
Section 409A(a)(4)(C) of the Code), and:

     (a) Such subsequent election may not take effect until at least twelve (12) months after the date on which the election is made;

     (b) In the case such subsequent election relates to a distribution or payment not described in Section 4.1(b), (c) or (f), the first payment with respect to such election may be deferred for a period of not less than five (5) years from the date such distribution or payment otherwise would have been made; and

     (c) In the case such subsequent election relates to a distribution or payment described in Section 4.1(d), such election may not be made less than twelve (12) months prior to the date of the first scheduled distribution or payment under Section 4.1(d).

ARTICLE III.

DEFERRED COMPENSATION ACCOUNTS

     Section 3.1 Bookkeeping Accounts. The Company shall maintain separate bookkeeping accounts for the Fees deferred by each Director (the "Deferred Fees").

     Section 3.2 Deferred Stock Unit Account.

     (a) As of the date that any Deferred Fees would otherwise have been payable to a Director, the Company shall credit such Director's Deferred Stock Unit Account with that number of Deferred Stock Units equal to the ratio of (i) the aggregate value of the designated portion of Deferred Fees the Director elects to be deemed invested in Common Stock, to (ii) the Fair Market Value per share of Common Stock as of such date.

     (b) As of the date the Company pays any dividend (whether in cash or in kind) on shares of Common Stock, each Director's Deferred Stock Unit Account shall be credited with that number of Deferred Stock Units (the "Dividend Equivalents") equal to the ratio of (i) the aggregate value of the dividend that would have been payable on the Deferred Stock Units held by the Director immediately prior to such payment date had the shares of Common Stock represented by such Deferred Stock Units been outstanding as of such payment date to (ii) the Fair Market Value per share of Common Stock as of such date.

     Section 3.3 Deferred Cash Account

     (a) As of the date that any Deferred Fees would otherwise have been payable to a Director, the Company shall credit the Director's Deferred Cash Account with the aggregate value of the designated portion of Deferred Fees that the Director elects to be deemed to be invested in such Deferred Cash Account.

     (b) As of each Interest Credit Date, the balance of each Director's Deferred Cash Account shall be credited with Interest.

     Section 3.4 Transfer Between Accounts. A Director may elect to have amounts transferred between his or her Deferred Cash Account and Deferred Stock Unit Account as of any Interest Credit Date using such forms as the Board may designate from time to time. Such transfer shall be made using the Fair Market Value of a share of Common Stock on such transfer date to determine the amount to be credited and debited from the applicable Accounts.

     Section 3.5 Unsecured General Creditor; Fund. Deferred Fees and any deemed earnings with respect thereto shall be held in the general assets of the Company and no separate fund or trust shall be created or moneys set aside on account of the Account. To the extent that any person acquires a right to receive distributions from the Company under the Plan, such right shall be no greater than the right of any unsecured general creditor of the Company. Notwithstanding the foregoing, the Board, in its discretion, may elect to establish a fund (the "Fund") containing assets equal to the amounts credited to Directors' Accounts, and may elect in its discretion to designate a trustee to hold the Fund in trust; provided, however, that such Fund shall remain a general asset of the Company subject to the rights of creditors of the Company in the event of the Company's bankruptcy or insolvency as defined in any such trust.

ARTICLE IV.

PAYMENT OF DEFERRED COMPENSATION

     Section 4.1 Distributions. Subject to Sections 4.1(a)-(f) and 4.2, amounts contained in a Director's Account shall be distributed as the Director's election (made pursuant to Section 2.3) shall provide. Notwithstanding the foregoing, all amounts contained in a Director's account shall be distributed in accordance with the requirements of Section 409A (including without limitation
Section 409A(a)(2) of the Code), and shall not be distributed earlier than:

     (a) The date of the Director's Separation from Service;

     (b) The date the Director becomes Disabled;

     (c) The date of the Director's death;

     (d) A specified time (or pursuant to a fixed schedule) specified under the Deferral Election Form at the date of the deferral compensation;

     (e) To the extent provided by the Secretary of the Treasury, a Change in Control; or

     (f) The occurrence of an unforeseeable emergency with respect to the Director. The requirement of this Section 4.1(f) shall be met only if, as determined under Treasury Regulations under Section 409A(a)(2)(B)(ii) of the Code, the amounts distributed with respect to the unforeseeable emergency do not exceed the amounts necessary to satisfy such unforeseeable emergency plus amounts necessary to pay taxes reasonably anticipated as a result of the distribution, after taking into account the extent to which such unforeseeable emergency is or may be relieved through reimbursement or compensation by insurance or otherwise or by liquidation of the Director's assets (to the extent the liquidation of such assets would not itself cause severe financial hardship).

     Section 4.2 Specified Employee. If at the time any distributions would otherwise be made to a Director pursuant to Section 4.1(a) the Director is a Specified Employee, the requirement of paragraph 4.1(a) shall be met only if the distributions may not be made before the date which is six months after the Director's Separation from Service (or, if earlier, the date of the Director's death).

     Section 4.3 Form of Distribution. All distributions from the Plan shall be made as follows: (a) amounts deferred in the Deferred Stock Unit Accounts shall be distributed in the form of whole shares of Common Stock with fractional shares paid in cash; and (b) amounts deferred in the Deferred Cash Accounts shall be distributed in cash.

     Section 4.4 Payment of Interest. At the time of each installment payment or lump sum payment made pursuant to Section 4.1, Interest which has been deemed to have accrued since the previous Interest Credit Date shall be paid with respect to each applicable Director's Deferred Cash Account. The amount of such payments shall be calculated using the methodology set forth in Section 3.3.

     Section 4.5 No Acceleration. The time or schedule of any distribution of any shares of Common Stock shall not be accelerated, except as otherwise permitted under Section 409A (including without limitation Section 409A(a)(3) of the Code).

     Section 4.6 Beneficiary Designation. Each Director shall have the right to designate a beneficiary who is to succeed to his or her right to receive payments hereunder in the event of death. Except as may otherwise be provided in any Deferral Election Form, in the event of the Director's death, the balance of the amounts contained in the Director's Account shall be paid, in accordance with Section 4.1, to the Director's or former Director's beneficiary (or if no beneficiary has been designated, to his estate) in full on the first day of the Plan Year following the Plan Year in which he or she dies. No designation of beneficiary or change in beneficiary shall be valid unless it is in writing signed by the Director and filed with the Company's Secretary.

ARTICLE V.

ADMINISTRATION; AMENDMENT

     Section 5.1 Administration. The Plan shall be administered by the Board. The Board may delegate certain administrative authority to a committee or subcommittee of the Board or to one or more employees of the Company, but shall retain the ultimate responsibility for the interpretation of, and amendments to, the Plan. Members of the Board shall not be liable for any of their actions or determinations made in good faith with respect to the administration of the Plan. Except to the extent superseded by the laws of the United States, the laws of the State of Delaware, without regard to its conflict of laws principles, shall govern in all matters relating to the Plan. All expenses related to plan administration shall be paid by the Company. All decisions made by the Board with respect to issues hereunder shall be final and binding on all parties.

     Section 5.2 Change in Capitalization of the Company. In the event of any stock dividend, stock split, combination or exchange of shares, merger, consolidation, spin-off, recapitalization or any other corporate event affecting the Common Stock or the share price of the Common Stock, the Board may, in its sole discretion, make such equitable adjustments, if any, with respect to the Directors' Accounts (including, without limitation, adjusting the number of Deferred Stock Units credited thereto and/or the kind of securities represented thereby), as the Board may deem necessary or appropriate to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under this Plan and to reflect such changes.

     Section 5.3 Nonassignability. Except to the extent required by law, the right of any Director or any beneficiary to any benefit or to any payment hereunder shall not be subject in any manner to attachment or other legal process for the debts of such Director or beneficiary, and any such benefit or payment shall not be subject to alienation, sale, transfer, assignment or encumbrance.

     Section 5.4 Amendment. The Plan may be amended, suspended or terminated in whole or in part from time to time by the Board except that, except as set forth in Section 5.5, no amendment, suspension, or termination shall apply to the payment to any Director or beneficiary of a deceased Director of any amounts previously credited to a Director's Account.

     Section 5.5 Section 409A. The Plan and Deferral Election Form shall be interpreted in accordance with, and shall comply in form and operation with,
Section 409A. Notwithstanding any provision of the Plan to the contrary, the Board may adopt such amendments to the Plan and the applicable Deferral Election Form or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, that the Board determines are necessary or appropriate to (a) exempt the deferral from Section 409A of the Code and/or preserve the intended tax treatment of the benefits provided with respect to the deferral, or (b) comply with the requirements of
Section 409A (including without limitation any related Department of Treasury guidance).

                                   * * * * *

     I hereby certify that the Plan was adopted by the Board of Directors of Books-A-Million, Inc. on August 16, 2005, effective as of September 1, 2005.

                                    ___________________________________

                                    Sandra B. Cochran

                                    President and CEO

Books-A-Million, Inc.
Directors' Deferred Compensation Plan
DEFERRAL ELECTION FORM

     SEND COMPLETED FORM TO: Richard S. Wallington; Chief Financial Officer of Books-A-Million, Inc.; 402 Industrial Lane, P.O. Box 19768, Birmingham, Alabama 35219; Fax: (205) 945-1772.

         Initial Enrollment (complete Sections 1, 2, 3 & 4)

         Change Beneficiary (complete Sections 3 & 4)
________________________________________________________________________________
________________________________________________________________________________
Social Security Number            Last Name             First Name           MI
________________________________________________________________________________
Mailing Address      City      State        Zip Code           Daytime Telephone
________________________________________________________________________________

     Section 409A: I understand that notwithstanding any other provision of the Books-A-Million, Inc. Directors' Deferred Compensation Plan (as it may be amended from time to time, the "Plan") or this Deferral Election Form, the Plan and this Deferral Election Form shall be interpreted in accordance with, and incorporate the terms and conditions required by, Section 409A of the U.S. Internal Revenue Code of 1986, as amended (together with any Department of Treasury regulations and other interpretive guidance issued thereunder, including without limitation any such regulations or other guidance that may be issued after the date hereof, "Section 409A"). I further understand that the Board (as defined in the Plan) may, in its discretion, adopt such amendments to the Plan and this Deferral Election Form or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, as the Board determines are necessary or appropriate to comply with the requirements of Section 409A. Finally, I understand that the time or schedule of distributions that I elect pursuant to Section 2, below, may not be accelerated except as otherwise permitted by Section 409A.

________________________________________________________________________________
SECTION 1 - DEFERRAL ELECTION

     Pursuant to the Plan, I hereby elect to defer receipt of all or a portion of the Fees (as defined in the Plan) that would otherwise become payable to me after September 1, 2005 with respect to the 2005 calendar year in accordance with the percentages indicated below (whole number percentages only):

_______% of the aggregate
Fees shall be credited to my Deferred Stock Unit Account as defined in the Plan;

_______% of the aggregate
 Fees shall be credited to my Deferred Cash Account as defined in the Plan;

     _______% of the aggregate Fees shall not be deferred, but shall be paid to me directly as they become payable. I understand that this election will remain in effect only with respect to the deferral of my Fees earned during calendar year 2005. I further understand that Fee deferrals will be credited to my Account under the Plan and that my rights to my Account are unfunded and unsecured and are no greater than the rights of an unsecured general creditor of the Company.

________________________________________________________________________________

SECTION 2 - ACCOUNT DISTRIBUTION

     A. Commencement of Distribution Except as otherwise set forth in Section 2C, below, I elect to commence receiving distributions from my Account in accordance with the following election (check one): As of the first day of the first calendar quarter following the calendar quarter in which I resign or otherwise experience a Separation from Service (as defined in the Plan); or As of the earlier of (1) January 1 of the __________ (insert number) calendar year after the deferral is made (not less than 3 nor more than 10) or (2) as of the first day of the first calendar quarter following the calendar quarter in which I resign or otherwise experience a Separation from Service.

     B. Form of Distribution Except as otherwise set forth in Section 2C, below, I elect to receive distributions from my Account in accordance with the following election (check one): In one lump sum; or In _______ (insert number) equal annual installments (not less than 2 nor more than 10). I understand that the first distribution from my Account shall be payable as of the date I selected in Section 3A, above, and that if I elect annual installment payments I will receive an installment as of each January 1 immediately following the first distribution until my Account has been distributed in full. Notwithstanding the foregoing, I understand that if I am determined by the Administrator to be a Specified Employee (as defined in the Plan) at the time any distribution would otherwise be made pursuant to this Section 2A, then no such distribution or payment shall be made or commence until six months after my Separation from Service.

     C. Change in Control Notwithstanding any other provision of this Deferral Election Form to the contrary, to the extent permitted by the Secretary of the Treasury pursuant to Section 409A, I elect to have my Account automatically and fully distributed to me, in one lump sum immediately following the occurrence of a Change in Control (as defined in the Plan).

________________________________________________________________________________

SECTION 3 - BENEFICIARY DESIGNATION

     If you die before you receive full payment of your Account, the amount remaining in your Account will be paid in a lump sum to your Beneficiary designated in this Section 3:

________________________________________________________________________________
Social Security Number          Last Name              First Name            MI
_______________________________________________________________________________
Mailing Address           City          State       Zip Code           Telephone
_______________________________________________________________________________

SECTION 4 - AUTHORIZATION

     I agree that my successors in interest and my assigns and all persons claiming under me shall, to the extent consistent with applicable law, be bound by the statements contained herein and by the provisions of the Plan as they now exist and as they may be amended from time to time. I have read and understand this form and hereby authorize the Administrator to take all actions indicated on this form.

________________________________________________________________________________

Director's Signature                                                    Date

________________________________________________________________________________

This section for Company use only.

Date approved:______________________________________  By:_______________________